UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2005
LEXAR MEDIA, INC.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31103	33-0723123

(Commission File Number)	(IRS Employer Identification No.)

47300 Bayside Parkway, Fremont, California	94538

(Address of principal executive offices)	(Zip Code)
(510) 413-1200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     On December 7, 2005, the Board of Directors of Lexar Media, Inc. (“Lexar”) approved the acceleration of the vesting of unvested stock options outstanding as of December 7, 2005 with an exercise price equal to or greater than $9.50 per share which were held by Lexar employees, including officers and employee directors. As a result of the Board’s action, these unvested stock options became fully exercisable effective as of December 7, 2005, rather than becoming exercisable at the later dates when such options would have otherwise vested in the normal course. Lexar’s stock options have generally vested over a four-year period.
     Options granted to non-employee members of Lexar’s Board were not accelerated in this program. Additionally, Lexar employees who held incentive stock options (“ISOs”) which would have lost ISO-status as a result of the acceleration were required to consent to the acceleration. In the absence of such employee consent, none of the ISOs for which an employee’s consent was required will be affected by this program.
     In order to preserve the long-term incentive characteristic of these stock options, Lexar has imposed certain sale restrictions on the shares underlying these accelerated options. Specifically, the option holder may not sell, transfer, encumber or reduce economic risk through “hedging” or similar arrangements with respect to any shares acquired upon the exercise of an accelerated option until on or after the date such options would have otherwise vested in the normal course. The intent of these selling restrictions is to restrict the option holders’ ability to sell shares except in a manner consistent with the standard schedule under which Lexar’s stock options have customarily vested.
     The decision to accelerate the vesting of these stock options was made primarily to reduce compensation expense that otherwise would be recorded in future periods following Lexar’s adoption in the first quarter of 2006 of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123(R)”). In December 2004, the Financial Accounting Standards Board issued SFAS 123(R) which requires all share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant, and to be expensed over the applicable vesting period. Starting January 1, 2006, Lexar must recognize compensation expense over the applicable vesting period related to awards that are granted on or after January 1, 2006, and related to the unvested portion of awards granted prior to January 1, 2006. Additionally, Lexar believes this decision to accelerate the vesting of these stock options further enhances management’s focus on stockholder return and is in the best interest of Lexar stockholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXAR MEDIA, INC.
Date: December 13, 2005	By:	/s/ Brian T. McGee
Brian T. McGee
Chief Financial Officer and Vice President, Finance

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